UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Bluestem Brands, Inc.
(Exact name of registrant as specified in its charter)

Delaware	61-1425164

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

6509 Flying Cloud Drive Eden Prairie, Minnesota	55344

(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Names of each exchange on which each class is to be registered

Common Stock, $0.00001 par value per share	The NASDAQ Stock Market LLC
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-173668
Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.
     The description of the common stock, $0.00001 par value, in the section entitled “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (No. 333-173668), which Registration Statement was initially filed with the Securities and Exchange Commission on April 21, 2011, as the same may be amended from time to time, including any prospectus that constitutes a part thereof and is filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is incorporated herein by reference.
Item 2. Exhibits.
     Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: November 15, 2011	BLUESTEM BRANDS, INC.
	By:	/s/ Mark P. Wagener
Mark P. Wagener
Executive Vice President and Chief Financial Officer